  As filed with the Securities and Exchange Commission on October 3, 1997


                                                    Registration No. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM S-8

                                    --------------

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  KOO KOO ROO, INC.
                  (Exact name of registrant as specified in charter)

         DELAWARE                                          22-3132583
         (State or other jurisdiction of                   (I.R.S. Employer
         incorporation or organization)                    Identification No.)


         11075 Santa Monica Blvd., Suite 225
         Los Angeles, California                                90025
         (Address of Principal Executive Offices)               (Zip Code)


      NON-QUALIFIED STOCK OPTION AGREEMENT DATED MAY 19, 1997 FOR 75,000 SHARES NON-QUALIFIED STOCK OPTION AGREEMENT DATED MAY 19, 1997 FOR 100,000 SHARES NON-QUALIFIED STOCK OPTION AGREEMENT DATED MAY 19, 1997 FOR 100,000 SHARES
                               (Full title of the plan)

                                   ----------------

                              Robert F. Kautz, President
                                  Koo Koo Roo, Inc.
                         11075 Santa Monica Blvd., Suite 225
                            Los Angeles, California 90025
                       (Name and address of agent for service)

                                    (310) 479-2080
                       (Telephone number of agent for service)

                           CALCULATION OF REGISTRATION FEE
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
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                                                                        Proposed
                                                Proposed                 maximum                Amount of
Title of securities          Amount          maximum offering           aggregate             registration
  to be registered      to be registered    price per share(1)       offering price(1)            fee(1)
---------------------------------------------------------------------------------------------------------------
Common Stock,               275,000              $3.719               $1,022,725.00              $309.92
$0.01 par value
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


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(1) In accordance with Rule 457(h) of Regulation C of the Securities Act of
    1933, the filing fee is calculated using the $3.719 exercise price of the 275,000 stock options.

                                        PART I

                   INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Koo Koo Roo, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         (2) The Company's Amendment No. 1 to Form 10-K on Form 10-K/A for the fiscal year ended December 31, 1996.

         (3) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 filed pursuant to Section 13 of the Exchange Act.

         (4) The Company's Current Reports on Form 8-K dated February 27, 1997, March 6, 1997, April 10, 1997, May 2, 1997 and June 3, 1997.

         (5)  The Company's Proxy Statements dated March 14, 1997 and
May 20, 1997.


         In addition, each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained herein, or any document , all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              The Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. This provision has no effect on any non-monetary remedies that may be available to the Company or its stockholders, nor does it relieve the Company or its directors from compliance with federal or state securities laws. The Certificate of Incorporation also provides that each person who is or was or had agreed to become a director or officer of the Company or of certain affiliated entities shall be indemnified by the Company, in accordance with its Bylaws, to the fullest extent permitted from time to time by the Delaware General Corporation Law and that the Company may enter into one or more agreements with any person which provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person whom he or she is the legal representative is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law. The Bylaws also provide for advancement of expenses. Following any "change in control" of the Company of the type required to be reported under Item 1 of Form 8-K promulgated under the Exchange Act, any determination of entitlement to indemnification under the Company's Bylaws must be made by independent legal counsel.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.  EXHIBITS.

    Exhibit No.         Description
    -----------         -----------

      4.1 Non-Qualified Stock Option Agreement dated May 19, 1997 between Koo Koo Roo, Inc. (the "Company") and Robert E. Courson to purchase 75,000 shares of Common Stock

      4.2 Non-Qualified Stock Option Agreement dated May 19, 1997 between the Company and Robert E. Courson to purchase 100,000 shares of Common Stock

      4.3 Non-Qualified Stock Option Agreement dated May 19, 1997 between the Company and Robert E. Courson to purchase 100,000 shares of Common Stock

      5 Opinion of Richman, Lawrence, Mann, Greene, Chizever, Friedman & Phillips regarding legality of securities being registered

     23.1               Consent of BDO Seidman, LLP

     23.2 Consent of Richman, Lawrence, Mann, Greene, Chizever, Friedman & Phillips (included as part of Exhibit 5)

ITEM 9.  UNDERTAKINGS.

    The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its terms is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 3, 1997.

                                  KOO KOO ROO, INC.


                                  By /s/ ROBERT F. KAUTZ
                                    ----------------------------------------
                                       Robert F. Kautz
                                       President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                         Title                           Date
       ---------                         -----                           ----

/s/ KENNETH BERG
----------------------     Chairman and Chief Executive Officer         10/3/97
Kenneth Berg                 (Principal Executive Officer)

/s/ ROBERT F. KAUTZ
----------------------     President and Chief Financial Officer        10/3/97
Robert F. Kautz         (Principal  Financial Officer) and Director

/s/ JOHN S. KAUFMAN
----------------------     President of Koo Koo Roo USA and Director    10/3/97
John S. Kaufman

/s/ MICHAEL D. MOOSLIN
----------------------     President of Koo Koo Roo International       10/3/97
Michael D. Mooslin                   and Director

/s/ MARY E. ARNOLD
----------------------           Vice President Finance                 10/3/97
Mary E. Arnold               (Principal Accounting Officer)


----------------------            Treasurer and Director
Morton J. Wall

/s/ KORY L. BERG
----------------------     President of Arrosto Coffee Company          10/3/97
Kory L. Berg                         and Director

----------------------                 Director
Lee Iacocca

----------------------                 Director
Donald Wohl


----------------------                 Director
Mel Harris

                                    EXHIBIT INDEX

Exhibit                                                          Sequentially
Number                             Exhibit                       Numbered Page
-------                            -------                       -------------

 4.1      Non-Qualified Stock Option Agreement dated May 19,
          1997 between Koo Koo Roo, Inc. (the "Company") and
          Robert E. Courson to purchase 75,000 shares of Common Stock

 4.2      Non-Qualified Stock Option Agreement dated May 19,
          1997 between the Company and Robert E. Courson to purchase 100,000 shares of Common Stock

 4.3      Non-Qualified Stock Option Agreement dated May 19,
          1997 between the Company and Robert E. Courson to purchase 100,000 shares of Common Stock

 5        Opinion of Richman, Lawrence, Mann, Greene, Chizever,
          Friedman & Phillips regarding legality of securities being registered

 23.1     Consent of BDO Seidman, LLP

 23.2     Consent of Richman, Lawrence, Mann, Greene, Chizever,
          Friedman & Phillips (included as part of Exhibit 5)



                                          7